Exhibit 10.2

OFFICER INDEMNIFICATION AGREEMENT

THIS OFFICER INDEMNIFICATION AGREEMENT (this “Agreement”) is made effective as of the      day of                     ,             , by and between MIMECAST LIMITED, a public limited company incorporated in Jersey, Channel Islands under number 119119 the registered office of which is 22 Grenville Street, St Helier, Jersey JE4 8PX (“Company”) and                      (the “Indemnitee”).

WHEREAS, the Indemnitee is an officer of the Company (but not a director of the Company) by virtue of the Indemnitee’s Position or as designated by the Board (as defined below);

WHEREAS, it is essential to the Company that it be able to retain and attract as officers the most capable persons available;

WHEREAS, the Company desires to provide the Indemnitee with specific contractual assurance of the Indemnitee’s rights to indemnification against certain litigation risks and expenses subject always to applicable law.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1. Definitions and Interpretation.

(a) “Articles” means the Company’s articles of association in force from time to time.

(b) “Board” means the board of directors of the Company.

(c) “Companies Law” means the Companies (Jersey) Law 1991 (as the same may be amended, modified, supplemented or restated from time to time).

(d) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, company, foundation, association, organization or other legal entity.

(e) “Expenses” shall mean all fees, costs and expenses properly incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any fees, disbursements and retainers properly incurred by the Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(f) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(g) “Indemnitee’s Position” means the Indemnitee’s current or former position as the                      of the Company and, to the extent applicable, the Indemnitee’s position as an officer or director of any Subsidiary of the Company (as defined below).

(h) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(i) “Proceeding” shall mean any threatened or pending claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative or investigative, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 10 of this Agreement to enforce the Indemnitee’s rights hereunder.

(j) “Subsidiary” shall mean any subsidiary of the Company, as defined in the Companies Law.

(k) References to Sections are to sections of this Agreement.

(l) Use of any gender includes the other genders.

(m) Headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement.

(n) If there is any inconsistency between the provisions of this Agreement and the provisions of any contract of employment or terms of appointment in effect on the date of this Agreement between the Indemnitee and the Company (or any Subsidiary), the provisions of this Agreement shall prevail.

2. Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve as an officer of the Company and as an officer or director of any Subsidiary. However, this Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify. Subject always to the provisions of this Agreement, the Articles, the Companies Law and all other applicable laws, the Company hereby agrees to hold harmless and indemnify the Indemnitee against all Expenses and Liabilities properly incurred or paid by the Indemnitee by reason of the Indemnitee’s Position to the fullest extent permitted by Article 77 of the Companies Law, as amended, and any other applicable law. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Subject to the exceptions contained in Section 4, Section 6 and Section 8 below, if the Indemnitee was or is a party or is threatened to be made a party to or participant in any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Position, the Indemnitee shall be indemnified and held harmless by the Company against all Expenses and Liabilities properly incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Subject to the exceptions contained in Section 4, Section 6 and Section 8 below, if the Indemnitee was or is, or is threatened to be made, a party to or participant in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Position, the Indemnitee shall be indemnified and held harmless by the Company against all Indemnifiable Expenses.

(c) In addition to, and without regard to any limitations on, the indemnification provided for in Sections 3(a) and (b) but subject to the exceptions contained in Section 4, Section 6 and Section 8 below, the Indemnitee shall be indemnified and held harmless by the Company against all Indemnifiable Amounts if, by reason of the Indemnitee’s Position, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company) provided that in no circumstances shall the Company be obligated to make any payment to the Indemnitee that it is advised by its legal advisers would be unlawful under the laws of Jersey or is prohibited by the Articles.

4. Exceptions to Indemnification. The Indemnitee shall be entitled to indemnification under Section 3, provided, however, that the Company shall not indemnify or advance Expenses to Indemnitee with respect to any act, event or circumstance with respect to which it is prohibited to do so under applicable law (including the Companies Law) or the Articles. Further the indemnity in Section 3 shall not apply to any liability incurred by the Indemnitee (i) in defending any criminal action or proceeding in which the Indemnitee is convicted, except to the extent it is determined by the Board, in its reasonable opinion, that the Indemnitee had reasonable cause to believe that the Indemnitee’s action was lawful; (ii) in the event that the liability incurred by the Indemnitee is, in the reasonable opinion of the Board, a result of fraud or wilful misconduct by the Indemnitee; and (iii) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (a) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (b) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law and the Articles. The Company and the Indemnitee acknowledge and agree that nothing in this Section 4 shall preclude the Indemnitee from making claims against the Company to enforce the Indemnitee’s rights under this Agreement.

5. Procedure for Payment of Indemnifiable Amounts. The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 3 of this Agreement and a reasonable description of the basis for the claim, including therein or therewith such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder. Subject to the provisions of this Agreement, the Company shall pay such Indemnifiable Amounts to the Indemnitee within thirty (30) calendar days of receipt of the request.

6. Indemnification for Expenses if Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is, by reason of the Indemnitee’s Position, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall, subject always to the provisions of the Companies Law, the Articles and all other applicable laws, be indemnified against all Indemnifiable Amounts in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall subject always to the provisions of the Companies Law, the Articles, all other applicable laws and this Agreement indemnify the Indemnitee against all Indemnifiable Amounts in connection with each successfully resolved claim, issue or matter and the Board shall address each unsuccessfully resolved claim, issue or matter in its reasonable discretion. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding any of the foregoing, nothing in this Section 6 shall be construed to limit an Indemnitee’s right to indemnification which he or she would otherwise be entitled to pursuant to Section 3 hereof, regardless of the Indemnitee’s success in a Proceeding.

7. Effect of Certain Resolutions. Subject to the provisions of Section 11, neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that the Indemnitee is not entitled to indemnification hereunder. In addition, subject to the provisions of Section 11, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s action was unlawful.

8. Agreement to Advance Expenses; Conditions.

(a) Subject to applicable law and the provisions of this Agreement, the Company will fund all of the legal and other expenses (“Defence Costs”) properly incurred or to be properly incurred by the Indemnitee in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company, including any Subsidiary. Any request for funding under this Section 8 shall be made in writing by the Indemnitee to the Company and determined by resolution of the Board, subject to such conditions as the Board thinks fit.

(b) Any funding provided to the Indemnitee pursuant to this Section 8 shall be treated as an advance (and not a loan that would be prohibited under the securities laws of the United States of America) from the Company to the Indemnitee repayable on demand and otherwise on the terms set out in Section 8(c) and Section 8(d), together with such further terms as may be determined by the Board and the Indemnitee at the time of the advance.

(c) The terms are that if the Company provides funds to the Indemnitee in respect of Defence Costs arising in relation to criminal proceedings in which the

Indemnitee is subsequently convicted or civil proceedings in which judgment is subsequently given against the Indemnitee in which the court subsequently refuses to grant the Indemnitee relief, then any obligation of the Company to make further contributions towards the Indemnitee’s Defence Costs shall cease and any amounts already advanced by the Company must be repaid not later than the date that the conviction, judgment or refusal to grant relief becomes final .

(d) In the event that the liability to which the advance relates can properly be discharged by way of indemnity in accordance with Section 3, the obligation to repay such advance will be discharged by way of indemnity in accordance with said Section 3. If the advance is not capable of being discharged by way of indemnity in accordance with the terms of this Agreement (or if the indemnity is insufficient to discharge the full amount of the advance because part of the advance cannot properly be discharged in that way), the advance (or the relevant part of it) shall be repayable by the Indemnitee on demand by the Company.

(e) For the purposes of Section 8(c), a conviction, judgment or refusal of relief becomes final:

(i) if not appealed against, at the end of the period for bringing an appeal; or

(ii) if appealed against, at the time when the appeal (or any further appeal) is determined and the period for bringing any further appeal has ended or if the appeal is abandoned or otherwise ceases to have effect.

(f) The Indemnitee shall take all reasonable action to mitigate any loss suffered by him or her in respect of such Defence Costs.

9. Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 of this Agreement. Subject to the terms of this Agreement, payment of Indemnifiable Expenses under Section 8 shall be made no later than thirty (30) calendar days after the Company’s approval of such request and on the terms set out in Section 8(b). At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee in connection with such advancement.

10. Remedies of Indemnitees.

(a) Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 5 herein or a request for an advancement of Indemnifiable Expenses under Sections 8 and Section 9 herein and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.

(b) Expenses. Subject always to the provisions of the Articles and the Companies Law, the Company agrees to reimburse the Indemnitee in full for any Expenses incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 10(a) above; provided, however, that if the Indemnitee is unsuccessful on the merits in such action, then the Company shall have no obligation to the Indemnitee under this Section 10(b).

(c) Failure to Act Not a Defence. The failure of the Company (including the Board or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defence in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11. Notice by Indemnitee. The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to, or becoming aware of any circumstances which may lead to, any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless and only to the extent that such failure or delay materially prejudices the Company.

(a) In addition, the Indemnitee shall:

(i) as soon as practicable, give written notice of such circumstances to the Company;

(ii) keep the Company informed of any developments in relation to such circumstances (including by promptly providing the Company with such information and copies of such documents as the Company may reasonably request) and consult the Company regarding the conduct of any claim arising in connection with such circumstances;

(iii) not make any admission of liability, agreement, settlement or compromise with any person in relation to any such circumstances without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed);

(iv) allow the Company at any stage and at its sole discretion to take the sole conduct of and/or settle such actions the Company may deem appropriate in relation to any such circumstances and the Company shall be under no obligation in this respect to notify the Indemnitee of its decision so to settle such action(s); and

(v) take all reasonable action to mitigate any loss suffered by him or her in respect of such Indemnifiable Amounts or Indemnifiable Expenses.

(b) In the event that the Company makes any payment pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all of the

Indemnitee’s rights of recovery against third parties (including any claim under any applicable directors’ and officers’ insurance policy) in respect of the payment and the Indemnitee shall do everything that may be necessary to secure any rights including (but not restricted to):

(i) the execution of any documents necessary to enable the Company effectively to bring an action in the name of the Indemnitee; and

(ii) the provision of assistance as a witness.

(c) If the Company makes any payment to or for the benefit of the Indemnitee pursuant to this Agreement and the Indemnitee subsequently recovers or becomes entitled to recover from a third party any amount which is referable to any part of the liability for which payment was made by the Company, the Indemnitee shall immediately repay or procure the repayment to the Company of so much of the amount paid by the Company as does not exceed the amount recovered (or entitled to be recovered) by the Indemnitee, less any reasonable costs and expenses incurred by the Indemnitee in effecting any such recovery which are not recoverable from any third party.

(d) The Indemnitee shall not be entitled to recover more than once whether pursuant to this Agreement or otherwise in respect of any matter giving rise to a liability.

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract agreement or otherwise.

12. Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Companies Law, the Articles, equitable principles, applicable bankruptcy, désastre, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13. Contract Rights Not Exclusive; Survival of Rights; Insurance.

(a) The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall, subject always to the provisions of the Companies Law, the Articles and applicable law be in addition to, but not exclusive of, any other rights which the Indemnitee may have at any time under applicable law, the Articles, or any other agreement, vote of shareholders or directors (or a committee of directors), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s serving as an officer of the Company or an officer or director of any Subsidiary. For the avoidance of doubt, subject always to the provisions of the Companies Law, the Articles and applicable law it is the intent of this Agreement to cover actions of the Indemnitee even if such acts occurred prior to the effective date of this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee’s Position prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Indemnitee shall be covered by the directors’ and officers’ liability insurance and any other insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the written request of the Company, and the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

14. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to hold the Indemnitee’s Position.

15. Change in Law. To the extent that a change in the law of Jersey (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses properly incurred or paid by the Indemnitee by reason of the Indemnitee’s position or otherwise than is provided under the terms of the Articles and this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

17. Modifications, Remedies and Waiver.

(a) Except as provided in Section 15 above with respect to changes in the law of Jersey which broaden the right of the Indemnitee to be indemnified by the Company against expenses properly incurred or paid by the Indemnitee by reason of the Indemnitee’s position or otherwise, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

(b) No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

(c) No delay or omission by either party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(i) affect that right, power or remedy; or

(ii) operate as a waiver of it.

(d) The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

(e) The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

18. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed

(i) If to the Indemnitee, to:

(ii) If to the Company, to:

Mimecast Limited

1 Finsbury Square

London EC2M 2PF

United Kingdom

Attn: Peter Bauer

With a copy to:

Mimecast Limited

c/o Mimecast North America, Inc.

191 Spring Street

Lexington, Massachusetts 02421

United States of America

Attn: General Counsel

or to such other address as may have been furnished in the same manner by any party to the others.

19. Assignment.

(a) The Company may at any time assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

(b) The Indemnitee shall not assign, or purport to assign, all or any part of the benefit of, or his rights or benefits under, this Agreement, provided that, in accordance with Section 14, the benefit of, and rights under, this Agreement shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee.

20. Entire Agreement

This Agreement, the Articles and, subject to Section 1(m), any provision of any employment contract or terms of appointment under which the Indemnitee is, or is entitled to be, indemnified by the Company, constitute the whole and only agreement between the parties relating to the indemnification of the Indemnitee by the Company and the obligations of the parties in relation to Indemnifiable Amounts or Indemnifiable Expenses.

21. Counterparts.

(a) This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(b) Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

22. Limitations on Indemnity. Without prejudice to any other rights or remedies which may be available to the Indemnitee, any indemnity granted by the Company to the Indemnitee under this Agreement shall not apply to the extent that it is not permitted by, or consistent with, law or statute from time to time in force (including, without limitation, the Companies Law), the memorandum and Articles of the Company or the rules and regulations of any regulatory body.

23. Governing Law. This agreement and any dispute or claim arising out of, or in connection with, it or its subject matter or formation (including any dispute or claim relating to non-contractual obligations) shall be governed by and construed in accordance with the laws of the State of Delaware (USA).

24. Jurisdiction. The parties irrevocably agree that the state and federal courts located in the State of Delaware (USA) have exclusive jurisdiction to settle any dispute or claim arising out of, or in connection with, this agreement or its subject matter or formation (including any dispute or claim relating to non-contractual obligations).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

MIMECAST LIMITED

By:
Name: Peter Bauer
Title: Chief Executive Officer

INDEMNITEE:

Name:

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